UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2024

Creatd, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-39500	87-0645394
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

419 Lafayette Street, 6th Floor

New York, NY 10003

(Address of principal executive offices)

(201) 258-3770

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Beginning on February 12, 2024, Creatd, Inc., a Nevada corporation (the “Company”) entered into an exchange agreement (the “Exchange Agreement”) with holders of certain of the Company’s previously issued securities (the “Investors”), pursuant to which the Investors agreed to exchange such previously issued securities for shares of the Company’s newly created class of Series F Preferred Stock (the Series F Preferred) on the following terms: (i) each two hundred (200) shares of the Company’s common stock (“Common Stock”) will be exchanged for one (1) share of Series F Preferred; (ii) amounts owed under the convertible notes issued by the Company will be exchanged for shares of Series F Preferred on a dollar-for-dollar basis; and (iii) each four hundred (400) warrants will be exchanged for one (1) share of Series F Preferred (the “Exchange”). The Exchange Agreement contains customary representations, warranties, terms and conditions.

In total, $3.9 million of amounts owed under convertible notes and 1.5 million warrants are being exchanged for 7,713 shares of Series F Preferred.

Pursuant to the Certificate of Designation of Preferences, Rights and Limitations of the Series F Preferred (the “Certificate of Designation”), the shares of Series F Preferred have a stated value of $1,000 per share (the “Stated Value”) and are convertible into Common Stock at the election of the holder, at any time following issuance at a price of $5.00 per share, subject to adjustment (the “Conversion Price”). Each holder of Series F Preferred Stock shall be entitled to receive, with respect to each share of Series F Preferred Stock then outstanding and held by such holder, dividends on an as-converted basis in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock. Holders of the Series F Preferred shall be entitled to vote on an as-converted basis (subject to the ownership limitations), together with the holders of Common Stock. The holders of Series F Preferred Stock shall be paid pari passu with the holders of Common Stock with respect to payment of dividends and rights upon liquidation. In addition, as further described in the Series F Designation, as long as any of the shares of Series F Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of Series F Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series F Preferred Stock or alter or amend this Series F Designation, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of the Series F Preferred Stock, (c) increase the number of authorized shares of Series F Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

Each share of Series F Preferred Stock shall be convertible, at any time and from time to time at the option of the holder of such shares, into that number of shares of Common Stock determined by dividing the Stated Value by the Conversion Price.

The foregoing descriptions of the Exchange Agreement and the Series F Designation do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Exchange Agreement and the Series F Designation, copies of which are attached, respectively, as Exhibit 10.1 and Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

On February 15, 2024, the Company submitted for filing with the Secretary of State of the State of Nevada the Certificate of Designation (the “Series F Designation”).

Forward-Looking Statements

This Current Report on Form 8-K includes information that may constitute forward-looking statements. These forward-looking statements are based on the Company’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to the Company. By their nature, forward-looking statements address matters that are subject to risks and uncertainties. Forward looking statements include, without limitation, statements relating to projected industry growth rates, the Company’s current growth rates and the Company’s present and future cash flow position. A variety of factors could cause actual events and results, as well as the Company’s expectations, to differ materially from those expressed in or contemplated by the forward-looking statements. Risk factors affecting the Company are discussed in detail in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable securities laws.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Certificate of Designation of the Series F Convertible Preferred Stock
10.1	Form of Exchange Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREATD, INC.

Date: February 16, 2024	By:	/s/ Jeremy Frommer
	Name:	Jeremy Frommer
	Title:	Chief Executive Officer, Chief Financial Officer

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